    As filed with the Securities and Exchange Commission on August 22, 1997
                                                       Registration No. 33-86086
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -----------
                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 -----------
                           VECTRA BANKING CORPORATION
             (Exact name of registrant as specified in its charter)

         COLORADO                                          6022                                  84-1087703
(State or other jurisdiction of                (Primary standard industrial                    (I.R.S. Employer
incorporation or organization)                 classification code number)                    Identification No.)

                    1650 SOUTH COLORADO BOULEVARD, SUITE 320
                             DENVER, COLORADO 80222
                                 (303) 782-7440
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 -----------
                 EMPLOYEES' EQUITY INCENTIVE STOCK OPTION PLAN
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                    AND 1989 NON-STATUTORY STOCK OPTION PLAN
                           (Full titles of the plans)

                                 -----------        COPIES OF COMMUNICATIONS TO:
            GARY S. JUDD, PRESIDENT
          VECTRA BANKING CORPORATION                    REID A. GODBOLT, ESQ.
         1650 SOUTH COLORADO BOULEVARD                   JONES & KELLER, P.C.
                 SUITE 320                            1625 BROADWAY, SUITE 1600
         DENVER, COLORADO 80222                         DENVER, COLORADO 80202
                  (303) 782-7440                            (303) 573-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                 -----------
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
      Title of each class of            Amount to            Proposed maximum         Proposed maximum           Amount of
   securities to be registered      be registered(1)          offering price              aggregate          registration fee
                                                                per share              offering price
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value $0.01          399,470                  $11.63                 $4,645,836               $1,602
  per share, under the
  Employee's Equity Incentive
  Plan
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value $0.01           75,000                  $11.63                 $  872,250                 $301
  per share, under the Non-
  Employee Directors Stock
  Option Plan
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value $0.01           50,530                  $ 6.60                 $  333,498                 $115
  per share, under the 1989
  Non-Statutory Stock Option
  Plan
-----------------------------------------------------------------------------------------------------------------------------------
  TOTAL                                  525,000                                         $5,908,521               $2,018 (2)
===================================================================================================================================

(1) The Company performed a 3-for-2 stock split in May, 1997. Pursuant to Rule 416, such additional shares are automatically registered under this Registration Statement. As adjusted for the stock split, the total number of shares registered is 787,500.
(2)  Previously paid.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the Employees' Equity Incentive Plan, Non-Employee Directors' Stock Option Plan and 1989 Non-Statutory Stock Option Plan information required by Item I of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of
Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                       PROSPECTUS DATED AUGUST 20, 1997

                          VECTRA BANKING CORPORATION

                            ---------------------

                         COMMON STOCK, $.01 PAR VALUE
                             UP TO 161,250 SHARES

                            ---------------------

         This Prospectus relates to the offering of 161,250 shares of Common Stock, $.01 par value (the "Common Stock" or "Shares") of Vectra Banking Corporation (the "Company") by six selling stockholders (the "Selling Stockholders"). See "Selling Stockholders." The Common Stock to which this Prospectus relates was issued pursuant to the Company's 1989 Non-Statutory Stock Option Plan and the Employee's Equity Incentive Plan. The Selling Stockholders may offer to sell any of the Common Stock covered by this Prospectus from time to time at prices and upon terms then obtainable in (i) ordinary brokers' transactions, (ii) block transactions in accordance with the rules of the National Association of Securities Dealers, Inc., (iii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, or (iv) a combination of any such methods of sale in each case at market prices. See "Plan of Distribution." The Selling Stockholders and certain broker-dealers who participate in sales of Common Stock covered by this Prospectus may be deemed to be statutory underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Commissions paid or discounts or concessions allowed to any such broker-dealers by any person, any profits received from reselling the Common Stock covered by this Prospectus if any such broker-dealers purchase any such Common Stock as a principal, may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders or purchasers of Common Stock will pay all discounts, commissions, and fees incurred in selling Common Stock covered by this Prospectus, except that the Company will bear all expenses incident to the registration and qualification of the Shares under the Securities Act, and state securities laws, on behalf of the Selling Stockholders. The Company will receive no proceeds from sales by the Selling Stockholders. See "Use of Proceeds."

         The Common Stock is traded on the Nasdaq National Market System under the symbol VTRA. On August 19, 1997, the closing bid price of the Common Stock on Nasdaq was $18.75 per share.

                            ---------------------

THE SECURITIES OFFERED HEREBY ENTAIL CERTAIN RISKS WHICH SHOULD BE CONSIDERED BY INVESTORS. SEE "RISK FACTORS."

                            ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ---------------------

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

SELLING STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or "SEC"). Such reports and other information concerning the Company may be inspected and copies may be obtained at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices: the New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and the Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection at no fee at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. Copies of the foregoing material can also be obtained at prescribed rates from the Public Reference Section of the Commission. Also, the Commission maintains a worldwide website that contains such materials of the Company at "http://www.sec.gov." In addition, such reports, proxy statements and other information can also be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

         The Company furnishes to its stockholders annual reports containing financial statements audited by its independent certified public accountants.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

         1.      Annual Report on Form 10-K for the Year Ended December 31,
                 1996;

         2. Quarterly Reports on Form 10-Q for the Quarters Ended March 31, 1997, and June 30, 1997; and

         3. The description of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") set forth in the Registration Statement on Form 8-A, filed with the Commission on March 10, 1994, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, including any beneficial owner, on the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Requests shall be directed to Vectra Banking Corporation, 1650 South Colorado Boulevard, Suite 320, Denver, Colorado 80222, Attention: Ray L. Nash, Chief Financial Officer (telephone number (303) 782-7440). The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER WILL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE COMPANY'S AFFAIRS SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  THE COMPANY

         Vectra Banking Corporation (the "Company") is the second largest independent Colorado-based bank holding company, with a total of 16 banking locations serving the Denver/Boulder metropolitan area. Through its bank subsidiary, Vectra Bank (the "Bank"), the Company provides a broad range of banking products and services primarily to consumers and small to medium sized businesses. The Company was founded in 1988 by two senior banking executives who, together with a small group of investors, provided $9.8 million in initial capital to the Company. The Company's initial objective was to acquire several strategically located community banks and transform them into a banking system that would provide a broad package of products and services to its customers and growth potential to its shareholders. In 1989, the Company acquired its initial eight locations having total assets of $156 million. Since that time, the Company has grown significantly through a combination of internal growth and acquisitions. At December 31, 1996, the Company had total assets of approximately $562 million.

         In November 1995, the Company completed a merger of First Denver Corporation ("FDC"), a bank holding company whose primary operating subsidiary was First National Bank of Denver, into the Company. This acquisition added approximately $44 million in deposits and $17 million in loans. In June 1996, the Company acquired Bank Land Company, a bank holding company whose primary operating subsidiary was Southwest State
Bank ("Southwest"). This acquisition added approximately $96 million in deposits and $74 million in loans. In August 1997, the Company acquired Professional Bank, a Colorado bank with two Denver metropolitan banking locations ("Professional"). This acquisition added approximately $70 million in deposits and $55 million in loans. The addition of the FDC, Southwest and Professional banking locations has allowed the Company to serve a broader base of households and businesses within its market and to achieve growth in assets and revenue without a proportionate growth in expenses.

         The Company intends to continue to pursue its growth strategy through a combination of internal growth and acquisitions, with the goal of maintaining and expanding a well-capitalized, customer-focused financial institution. Management believes that the Company has the executive management team, distribution network and operational systems support to achieve this goal. Management also believes that increased consolidation and regulatory burdens are likely to lead owners of community banks to explore the possibility of a combination with a broader-based bank holding company such as the Company.

         The Company's operating strategy is to continue to build a growing, profitable community banking network. The principal elements of this strategy are (i) focus on the financial service needs of consumers and small to medium sized businesses by combining the elements of service traditionally found in community banks with product lines typically found in large banks, (ii) emphasize high quality customer service in all aspects of operations, (iii) maintain high asset quality and (iv) achieve efficiencies through centralized administrative and support functions.

         The Company's principal executive office is located at 1650 South Colorado Boulevard, Suite 320, Denver, Colorado 80222, and its telephone number is (303) 782-7440.


                                  RISK FACTORS

         Prospective investors should consider, among other things, the following factors in connection with a decision to purchase the Common Stock.

GROWTH AND ACQUISITION STRATEGIES

         The Company has pursued and intends to continue to pursue an internal growth strategy, the success of which will depend primarily on generating an increasing level of loans and deposits at acceptable risk levels and terms without proportionate increases in noninterest expenses. There can be no assurance that the Company will be successful in implementing its internal growth strategy. In addition, the Company has grown and may seek to grow by acquiring other financial institutions. Any acquisitions will be subject to regulatory approval, and there can be no assurance that the Company will obtain such approvals. Although the Company does not have any signed contracts, letters of intent or agreements in principle, the Company routinely solicits and reviews acquisition opportunities and, at any given time, may have bids outstanding or may be involved in discussions with the owners of financial institutions or other parties relative to a particular financial institution. The Company may not be successful in identifying further acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions. Competition for acquisitions in the Company's market area is highly competitive, and the Company may not be able to acquire other institutions on attractive terms. Furthermore, the success of the growth strategy of the Company will depend on maintaining sufficient regulatory capital levels and on continued favorable economic conditions in the Denver/Boulder area.

MARKET VALUE OF INVESTMENTS; INTEREST RATE CEILINGS

         Substantially all of the Company's securities investment portfolio has been designated as available for sale pursuant to Statement of Financial Accounting Standards No. 115 ("SFAS 115") relating to accounting for investments. SFAS 115 requires that unrealized gains and losses in the estimated value of the available for sale portfolio (net of tax) be "marked to market" and reflected as a separate item in shareholders' equity. At December 31, 1996, the Company maintained approximately 32.2% of its assets in securities available for sale. Shareholders' equity will continue to reflect the unrealized gains and losses (net of tax) of these investments. There can be no assurance that the market value of the Company's investment portfolio will not decline, causing a corresponding decline in shareholders' equity.

         Management believes that several factors will affect the market values of the Company's investment portfolio. These include, but are not limited to, changes in interest rates or expectations of changes, the degree of volatility in the securities markets, inflation rates or expectations of inflation and the slope of the interest rate yield curve. (The yield curve refers to the differences between longer-term and shorter-term interest rates. A positively sloped yield curve means shorter-term rates are lower than longer-term rates.) Also, the passage of time will affect the market values of the securities, in that the closer they are to maturing, the closer the market price should be to par value. In addition to the foregoing, there are other factors that impact specific categories of the portfolio differently.

         In addition, substantially all of the variable rate securities in the investment portfolio of the Company are subject to interest rate ceilings. The market values of these securities would likely decline, causing a corresponding decline in shareholders' equity, if the coupon rates increased to the ceiling levels or higher. This could also negatively impact net interest income depending on corresponding changes in the cost of deposits and other liabilities.

ALLOWANCE FOR LOAN LOSSES

         Inability of borrowers to repay loans can erode earnings and capital of banks. Like all banks, the Company maintains an allowance for loan losses to provide for loan defaults and nonperformance. The allowance is based on prior experience with loan losses, as well as an evaluation of the risks in the current portfolio, and is maintained at a level considered adequate by management to absorb anticipated losses. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond management's control, and such losses may exceed current estimates. At December 31, 1996, the Company had nonperforming loans of $2.5 million and an allowance for loan losses of $4.2 million or 1.32% of total loans and 167% of nonperforming loans. There can be no assurance that the Company's allowance for loan losses will be adequate to cover actual losses. Future provisions for loan losses could materially and adversely affect results of operations of the Company.

ECONOMIC CONDITIONS AND IMPACT OF INTEREST RATES

         Results of operations for financial institutions, including the Company, may be materially and adversely affected by changes in prevailing economic conditions, including declines in real estate values, rapid changes in interest rates and the monetary and fiscal policies of the federal government. The profitability of the Company is in part a function of the spread between the interest rates earned on assets and the interest rates paid on deposits and other interest-bearing liabilities, including advances from the Federal Home Loan Bank ("FHLB"). A decrease in interest rate spreads would have a negative effect on the net interest income and profitability of the Company, and there can be no assurance that this spread will not decrease. Although economic conditions in the market area of the Company have been generally stronger than those in many other regions of the country, there can be no assurance that such conditions will continue to prevail. Moreover, substantially all of the loans of the Company are to individuals and businesses in the Denver/Boulder area, and any decline in the economy of this market area could have an adverse impact on the Company. There can be no assurance that positive trends or developments discussed herein will continue or that negative trends or developments will not have a material adverse effect on the Company.

COMPETITIVE BANKING ENVIRONMENT

         The banking business in Colorado is highly competitive. The Company competes for loans and deposits with other local, regional and national commercial banks, savings banks, savings and loan associations, finance companies, money market funds, brokerage houses, credit unions and nonfinancial institutions, many of which have substantially greater financial resources than the Company. Interstate banking is permitted in Colorado. As of July 1, 1997, full state-wide branch banking became permitted. As a result, management believes that the Company may experience greater competition in its market area.

DEPENDENCE ON KEY PERSONNEL

         The Company is highly dependent on the continued services of Gary S. Judd, its President and Chief Executive Officer, Ray L. Nash, its Chief Financial Officer, and other key management personnel. The Company does not have employment agreements with such persons, nor does it have key person insurance on any of their lives. The loss of the services of these persons could adversely affect the Company.

GOVERNMENT REGULATION AND RECENT LEGISLATION

         The Company and the Bank are subject to extensive federal and state legislation, regulation and supervision which is intended primarily to protect depositors and the Bank Insurance Fund, rather than investors. Recently enacted, proposed and future legislation and regulations designed to strengthen the banking industry have had and may continue to have a significant impact on the banking industry. Although some of the legislative and regulatory changes may benefit the Company and the Bank, others may increase their costs of doing business or otherwise adversely affect them and create competitive advantages for non-bank competitors.

                                USE OF PROCEEDS

         Since this Prospectus relates to the offering of Shares by the Selling Stockholders, the Company will not receive any of the proceeds from the sale of the securities offered hereby.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information concerning the Selling Stockholders. Each individual named below is an officer of the Company.

                                  Beneficial                                           Beneficial
                                  Ownership                             Number of      Ownership After
                                  Before Offering                       Securities     Offering (1)
Name and Address                  (Number)                   (%)        Offered        (Number)            (%)

---------------------------       ---------------           -----       ----------     ---------------    ----

Robert C. Barton                    63,190 (2)               1.3         40,500             29,940         (7)
1650 S. Colorado Blvd.
Suite 320
Denver, CO 80222

J. Patrick McDuff                   20,438 (3)               (7)         22,750              3,255         (7)
1375 Walnut Street
Boulder, CO 80222

Michael Y. Meganck                  31,873 (4)               (7)         25,750             12,690         (7)
1650 S. Colorado Blvd.
Suite 320
Denver, CO 80222

Ray L. Nash                         60,962 (5)               1.3         47,000             24,045         (7)
1650 S. Colorado Blvd.
Suite 320
Denver, CO 80222

Joseph J. Wolf                      24,167 (6)               (7)         25,250              5,700         (7)
1650 S. Colorado Blvd.
Suite 320
Denver, CO 80222

--------------------
(1)      Assumes sale of all securities offered.
(2) Includes 33,250 shares which are presently exercisable pursuant to options granted under Vectra's Employees' Equity Incentive Plan and Non-Statutory Stock Option Plan.
(3) Includes 17,183 shares which are presently exercisable pursuant to options granted under Vectra's Employees' Equity Incentive Plan and Non-Statutory Stock Option Plan.
(4) Includes 19,183 shares which are presently exercisable pursuant to options granted under Vectra's Employees' Equity Incentive Plan and Non-Statutory Stock Option Plan.
(5) Includes 36,917 shares which are presently exercisable pursuant to options granted under Vectra's Employees' Equity Incentive Plan and Non-Statutory Stock Option Plan.
(6) Includes 18,467 shares which are presently exercisable pursuant to options granted under Vectra's Employees' Equity Incentive Plan and Non-Statutory Stock Option Plan.
(7)      Less than 1%.

                              PLAN OF DISTRIBUTION

         The Shares offered hereby on behalf of the Selling Stockholders may be sold from time to time by means of (i) ordinary brokers' transactions, (ii) block transactions in accordance with the rules of the National Association of Securities Dealers, Inc., (iii) purchases by a broker or dealer as principal and resales by such broker or dealer for its account pursuant to this Prospectus, or (iv) a combination of any such methods of sale in each case at market prices. In connection therewith, distributors' or sellers' commissions may be paid or allowed which will not exceed those customary in the types of transactions involved. Commissions may also be received from purchasers for whom brokers or dealers act as agents. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

                                 LEGAL MATTERS

         The legality of the Common Stock offered hereby is being passed upon by Jones & Keller, P.C., Denver, Colorado.

                                    EXPERTS

         The consolidated financial statements incorporated by reference in this Registration Statement have been audited by KPMG Peat Marwick, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Vectra Banking Corporation (the "Company") hereby incorporates by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):


         1.      Annual Report on Form 10-K for the Year Ended December 31,
                 1996;

         2. Quarterly Reports on Form 10-Q for the Quarters Ended March 31, 1997, and June 30, 1997; and

         3. The description of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") set forth in the Registration Statement on Form 8-A, filed with the Commission on March 10, 1994, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

         The Corporation will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, and any or all other documents required to be delivered to employees of the Corporation pursuant to Rule 428(b) under the Securities Act. Written requests or requests by telephone for such copies, or additional information about the Plan and its administrators, should be directed to Ray L. Nash, Vectra Banking Corporation, 1650 South Colorado Boulevard, Suite 320, Denver, Colorado 80222, (303) 782-7440.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article 109 of Title 7 of the Colorado Revised Statutes enables a Colorado corporation to indemnify its officers, directors, employees and agents against liabilities, damages, costs and expenses for which they are liable in their Official Capacities (as defined by this statute) if they acted in good faith and had no reasonable basis to believe their conduct was not in the best interest of the Registrant or was illegal.

         Article XVI of Registrant's Articles of Incorporation limits the liability of directors to the full extent provided by Colorado law.

         Article VIII of the Registrant's Bylaws provide indemnification to officers, directors, employees and agents to the fullest extent provided by Colorado law.

         The Registrant also has a financial institution corporate indemnification and directors and affiliates policy with the St. Paul Mercury Insurance Company under which officers and directors are covered for losses arising from claims against such persons who held their official positions at the time of "wrongful acts" defined as any actual or alleged (1) error or misstatement or (2) misleading statement or (3) act or omission or (4) breach of duty or (5) breach of fiduciary duty or (6) any other act.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following documents are filed as a part of this registration statement. Where such filing is made by incorporation by reference to a previously filed report, such report is identified. See the Index to Exhibits included with the exhibits filed as a part of this report.

Exhibit          Description
-------          -----------

4.1 Amended and Restated Articles of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant's Registration Statement No. 33-74724 on Form SB-2, effective March 23, 1994 ("SB-2 Registration Statement"), and incorporated herein by reference.

4.2 Bylaws of the Registrant, as amended, filed as Exhibit 3.2 to the Registrant's SB-2 Registration Statement and incorporated herein by reference.

4.3 Vectra Banking Corporation Employees' Equity Incentive Plan, filed as Exhibit 10.1 to the Registrant's SB-2 Registration Statement, and incorporated herein by reference.

4.4 Vectra Banking Corporation Non-Employee Directors' Stock Option Plan, filed as Exhibit 10.2 to the Registrant's SB-2 Registration Statement, and incorporated herein by reference.

4.5 Vectra Banking Corporation 1989 Non-Statutory Stock Option Plan, filed as Exhibit 10.3 to the Registrant's SB-2 Registration Statement, and incorporated herein by reference.

5.1              Opinion of Jones & Keller, P.C. (previously filed)

23.1 Consent of Jones & Keller, P.C. (included in their opinion filed as Exhibit 5.1).

23.2 Consent of the independent public accountants (filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

25.1             Power of Attorney (see signature page of this Registration
                 Statement).

Item 9.  Undertakings.

         A.  The undersigned Registrant hereby undertakes:

                 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City and County of Denver, Colorado, on August 20, 1997.

                                  VECTRA BANKING CORPORATION



                                  By:/s/ Gary S. Judd
                                     ------------------------------------------
                                     Gary S. Judd, President

                               POWER OF ATTORNEY

         Each individual whose signature appears below hereby designates and appoints Gary S. Judd and Ray L. Nash, and each of them, as such person's true and lawful attorneys-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for each person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as either Attorney-in-Fact deems appropriate and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and think requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signatures                                 Title                                     Date
----------                                 -----                                     ----
/s/ Gary S. Judd                           Director, President                       August 20, 1997
-------------------------------            and Chief Executive Officer
Gary S. Judd                               (Principal Executive Officer)


/s/ Richard B. Tucker                      Director                                  August 20, 1997
-----------------------------
Richard B. Tucker

/s/ Robert Greene                          Director                                  August 20, 1997
------------------------------
Robert Greene


/s/ James L. Rumsey                        Director                                  August 20, 1997
---------------------------
James L. Rumsey


/s/ W. James Tozer                         Director                                  August 20, 1997
-----------------------------
W. James Tozer, Jr.


/s/ Robert A. Silverberg                   Director and Executive                    August 20, 1997
-----------------------------              Vice President
Robert A. Silverberg



/s/ Mary Gittings Cronin                   Director                                  August 20, 1997
-----------------------------
Mary Gittings Cronin



/s/ Gary A. Mosko                          Director and Executive                    August 20, 1997
-------------------------------            Vice President
Gary A. Mosko



/s/ Ray L. Nash                            Principal Financial and                   August 20, 1997
--------------------------------           Accounting Officer
Ray L. Nash

                               INDEX TO EXHIBITS


Exhibit          Description
-------          -----------

4.1 Amended and Restated Articles of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant's Registration Statement No. 33-74724 on Form SB-2, effective March 23, 1994 ("SB-2 Registration Statement"), and incorporated herein by reference.

4.2 Bylaws of the Registrant, as amended, filed as Exhibit 3.2 the Registrant's SB-2 Registration Statement and incorporated herein by reference.

4.3 Vectra Banking Corporation Employees' Equity Incentive Plan, filed as Exhibit 10.1 to the Registrant's SB-2 Registration Statement, and incorporated herein by reference.

4.4 Vectra Banking Corporation Non-Employee Directors' Stock Option Plan, filed as Exhibit 10.2 to the Registrant's SB-2 Registration Statement, and incorporated herein by reference.

4.5 Vectra Banking Corporation 1989 Non-Statutory Stock Option Plan, filed as Exhibit 10.3 to the Registrant's SB-2 Registration Statement, and incorporated herein by reference.

5.1              Opinion of Jones & Keller, P.C. (previously filed)

23.1 Consent of Jones & Keller, P.C. (included in their opinion filed as Exhibit 5.1).

23.2 Consent of the independent public accountants (filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

25.1             Power of Attorney (see signature page of this Registration
                 Statement).